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                                                                  Exhibit No - 3

                                   (VSNL LOGO)

                                                                   Satish Ranade
                                                  Company Secretary & VP (Legal)

HQ/CS/CL.24B/10541
5 February 2004

Sir,

      SUB:  VSNL VOLUNTARY RETIREMENT SCHEME (VRS-2004).

Pursuant to Clause 36 of the Listing Agreement, intimation is hereby given that VSNL will introduce Voluntary Retirement Scheme for its employees. The objective of the scheme is to rationalise manpower in terms of numbers and skill sets to successfully meet the challenges posed by the highly competitive market and provide the opportunity for employees to voluntarily separate from the Company in order to seek alternate career opportunities or business avenues. The said scheme will be open from 10 February 2004 to 29 February 2004.

Thanking you,
                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited

                                                                   Satish Ranade

To :

1) Security Code 23624, The Stock Exchange, Mumbai, Fax No.(22) 22722061, 22721072.

2)    The Secretary, Madras Stock Exchange Limited, Fax No.(44) 524 48 97.

3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, Fax No.(33) 220 25 14/28 37 24.

4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, Fax No.(11) 329 21 81.

5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Fax Nos. : (22) 26598237/38.

6)    National Securities Depository Ltd., Fax Nos. : 2497 29 93.

7)    Mr.Vijay Bhojwani, The Bank of New York, Fax No.2204 49 42.

8)    Sharepro Services, Fax No.2837 5646


9) Marc H.Iyeki, Director, New York Stock Exchange, Fax No. (212) 6565071/72. Madhu kannan, Managing Director, New York Stock Exchange, Fax No. (212) 265-2016

10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited. Fax : 2267 3199

11)   Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195